Exhibit 12.1

Claire's Stores, Inc.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)
                                                                                       Fiscal Year Ended
                                                              ----------------------------------------------------------------------
                                                               February 3,   January 28,    January 29,    January 31,   February 1,
                                                                  2007           2006          2005           2004          2003
                                                               -----------   -----------    -----------    -----------   -----------
Earnings:

Income (loss) from continuing operations
  before income taxes                                          $267,713       $257,412       $219,903       $173,198       $121,235
Fixed charges                                                    64,489         59,836         58,765         58,476         56,968
                                                               --------       --------       --------       --------       --------
Earnings adjusted for fixed charges                            $332,202       $317,248       $278,668       $231,674       $178,203
                                                               ========       ========       ========       ========       ========
Fixed charges:

Interest expense                                               $    118       $    125       $    193       $  2,561       $  4,435
Portion of rental expense representative
  of interest (1)                                                64,371         59,711         58,572         55,915         52,533
                                                               --------       --------       --------       --------       --------
Total fixed charges                                            $ 64,489       $ 59,836       $ 58,765       $ 58,476       $ 56,968
                                                               ========       ========       ========       ========       ========
Ratio of earnings to fixed charges                                  5.2            5.3            4.7            4.0            3.1
                                                               ========       ========       ========       ========       ========
Estimate of interest within rental expense:

Total rental expense                                           $195,063       $180,941       $177,490       $169,439       $159,192
Estimated percentage (based on SEC guidelines)                       33%            33%            33%            33%            33%
                                                               --------       --------       --------       --------       --------
Estimated interest within rental expense                         64,371         59,711         58,572         55,915         52,533
                                                               --------       --------       --------       --------       --------
                                                               $ 64,489       $ 59,836       $ 58,765       $ 58,476       $ 56,968
                                                               ========       ========       ========       ========       ========

 (Dollars in thousands)                        Feb. 4, 2007    Three Months      Nine Months       Three Months       May 29, 2007
                                                  Through          Ended            Ended             Ended              Through
                                               May 28, 2007  October 28, 2006  October 28, 2006   November 3, 2007  November 3, 2007
                                               ------------  ----------------  ----------------   ----------------  ----------------
Earnings:

Income (loss) from continuing operations
  before income taxes                            $ (22,661)      $  52,828          $ 150,882        $ (29,792)         $ (30,344)
Fixed charges                                       23,204          16,424             47,904           75,682            124,578
                                                 ---------       ---------          ---------        ---------          ---------
Earnings adjusted for fixed charges              $     543       $  69,252          $ 198,786        $  45,890          $  94,234
                                                 =========       =========          =========        =========          =========

Fixed charges:

Interest expense                                 $      86       $      18          $      76        $  57,169          $  94,010

Portion of rental expense representative
  of interest (1)                                   23,118          16,406             47,828           18,513             30,568
                                                 ---------       ---------          ---------        ---------          ---------
Total fixed charges                              $  23,204       $  16,424          $  47,904        $  75,682          $ 124,578
                                                 =========       =========          =========        =========          =========

Ratio of earnings to fixed charges                      --             4.2                4.1               --                 --
                                                 =========       =========          =========        =========          =========

Estimate of interest within rental expense:

Total rental expense                             $  70,055       $  49,714          $ 144,933        $  56,099          $  92,629
Estimated percentage (based on SEC guidelines)          33%             33%                33%              33%                33%
                                                 ---------       ---------          ---------        ---------          ---------
Estimated interest within rental expense            23,118          16,406             47,828           18,513             30,568
                                                 ---------       ---------          ---------        ---------          ---------
                                                 $  23,204       $  16,424          $  47,904        $  75,682          $ 124,578
                                                 =========       =========          =========        =========          =========

(1)   One third of rental expense is deemed to be representative of interest.